Exhibit 99.1

Xylem Inc.
301 Water Street SE, Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer	Keith Buettner
	+1 (914) 240-3046	+1 (724) 772-1531
	Houston.Spencer@xylem.com	Keith.Buettner@xylem.com

Xylem Reports Third Quarter 2025 Results

•Revenue of $2.3 billion, up 8% on a reported basis; 7% organically
•Earnings per share of $0.93, up 4%; $1.37 on an adjusted basis, up 23%
•Raising full-year 2025 revenue and adjusted earnings per share guidance

WASHINGTON, D.C., October 28, 2025 -- Xylem Inc. (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported third-quarter 2025 results. The Company delivered total revenue of $2.3 billion, on strong execution and demand. Third-quarter earnings per share were up 4 percent on a reported basis and 23 percent on an adjusted basis.

“The team delivered another strong quarter, exceeding expectations with disciplined execution on continuing commercial momentum,” said Matthew Pine, Xylem’s president and CEO. “Revenue grew across all segments, with double-digit gains in Measurement and Control Solutions and Water Solutions and Services. Record adjusted EBITDA margin reflected the impact of our simplification initiatives, with strong margin expansion contributing to 23 percent adjusted EPS growth.”

“Resilient market demand for our solutions and our team’s accelerating performance give us the confidence to raise our full-year guidance. We are solidly on track to deliver our long-term financial framework and drive sustainable growth and value creation over the cycle.”

Net income attributable to Xylem for the quarter was $227 million, or $0.93 per share. Net income margin declined 30 basis points to 10.0 percent. These results are driven by strong operational performance and decreased interest expense, offset by increased loss from the sale of businesses and tax expense. Adjusted net income was $333 million, or $1.37 per share, which excludes the impacts of purchase accounting intangible amortization, restructuring and realignment costs, special charges, loss from the sale of businesses and the net tax impact of these adjustments.

Third-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 23.2 percent, reflecting a year-over-year increase of 200 basis points. Productivity savings, strong price realization, and volume drove the margin expansion, exceeding the impact of inflation, investments, and mix.

Outlook

Xylem now forecasts full-year 2025 revenue of approximately $9.0 billion, up approximately 5 to 6 percent on a reported basis, versus 4 to 5 percent previously guided, and up approximately 4 to 5 percent on an organic basis.

Full-year 2025 adjusted EBITDA margin is expected to be approximately 22.0 to 22.3 percent, an increase of 140 to 170 basis points from Xylem’s 2024 adjusted earnings. This results in full-year adjusted earnings per share of $5.03 to $5.08, versus the previous guide of $4.70 to $4.85. Full-year free cash flow margin is still expected to be approximately 9 to 10 percent.

Further 2025 planning assumptions are included in Xylem’s third-quarter 2025 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. Outlook is being provided in the context of the current volatility, including due to geopolitical, trade, macroeconomic and regulatory uncertainty.

Supplemental information on Xylem’s third-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items, is posted at www.xylem.com/investors.

###
About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 23,000 diverse employees delivered revenue of $8.6 billion in 2024, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.
Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, inflation and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including ongoing, possible escalation or outbreak of international conflicts, as well as regulatory, economic and other risks associated with our global sales and operations, including those related to domestic content requirements applicable to projects receiving governmental funding; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs, trade policies or agreements and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including electronic components (in particular, semiconductors); disruptions in operations at our facilities or that of third parties upon which we rely; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including with respect to meeting performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain and attract leadership and other key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability commitments and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; financial market risks related to our pension and other defined benefit plans; failure to comply with, or changes in, laws or regulations pertaining to our business conduct, operations, products and services, including anti-corruption, artificial intelligence, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2025	2024	2025	2024
Revenue from products	$1,867	$1,744	$5,487	$5,236
Revenue from services	401	360	1,151	1,070
Revenue	2,268	2,104	6,638	6,306
Cost of revenue from products	1,109	1,047	3,279	3,147
Cost of revenue from services	276	273	816	804
Cost of revenue	1,385	1,320	4,095	3,951
Gross profit	883	784	2,543	2,355
Selling, general and administrative expenses	474	445	1,437	1,404
Research and development expenses	52	55	166	172
Restructuring and asset impairment charges	23	4	70	37
Operating income	334	280	870	742
Interest expense	(6)	(10)	(23)	(35)
Other non-operating income, net	6	1	13	11
Loss on sale of businesses	(37)	(2)	(47)	(6)
Income before taxes	297	269	813	712
Income tax expense	(71)	(52)	(196)	(148)
Net income	$226	$217	$617	$564
Net loss attributable to non-controlling interests	1	—	5	—
Net income attributable to Xylem	227	217	622	564
Earnings per share:
Basic	$0.93	$0.89	$2.56	$2.33
Diluted	$0.93	$0.89	$2.55	$2.32
Weighted average number of shares:
Basic	243.5	242.9	243.3	242.5
Diluted	244.1	243.8	243.9	243.4

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,191	$1,121
Receivables, less allowances for discounts, returns and credit losses of $66 and $59 in 2025 and 2024, respectively	1,803	1,668
Inventories	1,035	996
Prepaid and other current assets	254	236
Assets held for sale	158	77
Total current assets	4,441	4,098
Property, plant and equipment, net	1,141	1,152
Goodwill	8,280	7,980
Other intangible assets, net	2,319	2,379
Other non-current assets	1,114	884
Total assets	$17,295	$16,493
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$968	$1,006
Accrued and other current liabilities	1,172	1,271
Short-term borrowings and current maturities of long-term debt	49	38
Liabilities held for sale	80	21
Total current liabilities	2,269	2,336
Long-term debt	1,913	1,978
Accrued post-retirement benefit obligations	323	304
Deferred income tax liabilities	492	497
Other non-current accrued liabilities	853	496
Total liabilities	5,850	5,611
Redeemable non-controlling interest	226	235
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 259.8 shares and 259.2 shares in 2025 and 2024, respectively	3	3
Capital in excess of par value	8,735	8,687
Retained earnings	3,469	3,140
Treasury stock – at cost 16.3 shares and 16.2 shares in 2025 and 2024, respectively	(767)	(753)
Accumulated other comprehensive loss	(233)	(435)
Total stockholders’ equity	11,207	10,642
Non-controlling interests	12	5
Total equity	11,219	10,647
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$17,295	$16,493

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the periods ended September 30,	2025	2024
Operating Activities
Net income	$617	$564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	201	191
Amortization	231	229
Share-based compensation	37	43
Restructuring and asset impairment charges	70	37
Loss from sale of business	47	6
Other, net	3	(4)
Payments for restructuring	(48)	(24)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(113)	(101)
Changes in inventories	(30)	(88)
Changes in accounts payable	(45)	(31)
Changes in accrued and deferred taxes	(12)	(11)
Other, net	(260)	(123)
Net Cash – Operating activities	698	688
Investing Activities
Capital expenditures	(248)	(221)
Acquisition of businesses, net of cash acquired	(113)	(5)
Proceeds from sale of business, net of cash disposed	48	11
Proceeds from the sale of property, plant and equipment	15	3
Cash received from investments	5	5
Cash paid for investments	(26)	(8)
Cash paid for equity investments	(5)	(4)
Cash paid for asset acquisition	(37)	—
Cash received from cross-currency swaps	31	25
Other, net	1	1
Net Cash – Investing activities	(329)	(193)
Financing Activities
Short-term debt issued, net	1	—
Short-term debt repaid	—	(268)
Long-term debt repaid	(60)	(13)
Repurchase of common stock	(14)	(19)
Proceeds from exercise of employee stock options	11	66
Dividends paid	(293)	(263)
Other, net	(27)	(23)
Net Cash – Financing activities	(382)	(520)
Effect of exchange rate changes on cash	83	(5)
Increase in cash classified within assets held for sale	11	—
Decrease in cash classified within assets held for sale	(11)
Changes in cash classified within assets held for sale	—	—
Net change in cash and cash equivalents	70	(30)
Cash and cash equivalents at beginning of year	1,121	1,019
Cash and cash equivalents at end of period	$1,191	$989
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$43	$49
Income taxes (net of refunds received)	$208	$160

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, gain on remeasurement of previously held equity interest, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
"Free Cash Flow Margin" defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2025 v. 2024	% Change 2025 v. 2024	Acquisitions / Divestitures	FX Impact	Change Adj. 2025 v. 2024	% Change Adj. 2025 v. 2024
	2025	2024
Nine Months Ended September 30
Xylem Inc.	6,638	6,306	332	5%	23	(23)	332	5%	5%
Water Infrastructure	1,887	1,828	59	3%	44	(15)	88	5%	2%
Applied Water	1,374	1,339	35	3%	—	(5)	30	2%	2%
Measurement and Control Solutions	1,552	1,402	150	11%	(21)	(6)	123	9%	10%
Water Solutions and Services	1,825	1,737	88	5%	—	3	91	5%	5%

Quarter Ended September 30
Xylem Inc.	2,268	2,104	164	8%	7	(26)	145	7%	7%
Water Infrastructure	656	623	33	5%	15	(14)	34	5%	3%
Applied Water	456	447	9	2%	—	(5)	4	1%	1%
Measurement and Control Solutions	522	458	64	14%	(8)	(6)	50	11%	13%
Water Solutions and Services	634	576	58	10%	—	(1)	57	10%	10%

Quarter Ended June 30
Xylem Inc.	2,301	2,169	132	6%	11	(23)	120	6%	5%
Water Infrastructure	650	631	19	3%	19	(12)	26	4%	1%
Applied Water	483	456	27	6%	—	(6)	21	5%	5%
Measurement and Control Solutions	540	482	58	12%	(8)	(4)	46	10%	11%
Water Solutions and Services	628	600	28	5%	—	(1)	27	5%	5%

Quarter Ended March 31
Xylem Inc.	2,069	2,033	36	2%	5	26	67	3%	3%
Water Infrastructure	581	574	7	1%	10	11	28	5%	3%
Applied Water	435	436	(1)	—%	—	6	5	1%	1%
Measurement and Control Solutions	490	462	28	6%	(5)	4	27	6%	7%
Water Solutions and Services	563	561	2	—%	—	5	7	1%	1%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2025				Q3 2024
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,268	—		2,268	2,104	—		2,104
Operating Income	334	95	a	429	280	70	a	350
Operating Margin	14.7%			18.9%	13.3%			16.6%
Interest Expense	(6)	—		(6)	(10)	—		(10)
Other Non-Operating Income (Expense)	6	—		6	1	—		1
Gain/(Loss) from Sale of Business	(37)	37	b	—	(2)	2	b	—
Income before Taxes	297	132		429	269	72		341
Provision for Income Taxes	(71)	(26)	c	(97)	(52)	(20)	c	(72)
Net Income	226	106		332	217	52		269
Net Loss Attributable to Non-controlling Interests	1	—		1	—	—		—
Net Income Attributable to Xylem	227	106		333	217	52		269
Diluted Shares	244.1			244.1	243.8			243.8
Diluted EPS	$0.93	$0.44		$1.37	$0.89	$0.22		$1.11

a	Quarter-to-date: Restructuring & realignment costs: 2025 - $31 million and 2024 - $11 million
Special charges: 2025 - $9 million of acquisition, divestiture & integration costs; 2024 - $6 million of acquisition & integration costs and $1 million of other special charges
Purchase accounting intangible amortization: 2025 - $55 million and 2024 - $52 million
b	Gain/(Loss) from sale of business as per income statement for all periods presented
c	Quarter-to-date: 2025 - Net tax impact on pre-tax adjustments (note a and b) of $27 million and $1 million of other tax special expense items; 2024 - Net tax impact on pre-tax adjustments (note a and b) of $17 million and other tax special benefit items of $3 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2025
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	169	226	227		622
Net Income Margin	8.2%	9.8%	10.0%	N/A	9.4%
Depreciation	68	69	64		201
Amortization	77	76	78		231
Interest Expense (Income), net	—	3	—		3
Income Tax Expense	50	75	71		196
EBITDA	364	449	440	—	1,253
Share-based Compensation	12	13	12		37
Restructuring & Realignment	27	29	30		86
Special Charges	12	13	9		34
Loss/(Gain) from sale of business	10	—	37		47
Loss attributable to non-controlling interest	(2)	(2)	(1)		(5)
Adjusted EBITDA	423	502	527	—	1,452
Revenue	2,069	2,301	2,268		6,638
Adjusted EBITDA Margin	20.4%	21.8%	23.2%	N/A	21.9%

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194	217	326	890
Net Income Margin	7.5%	8.9%	10.3%	14.5%	10.4%
Depreciation	61	62	68	67	258
Amortization	73	83	73	75	304
Interest Expense (Income), net	7	6	5	(2)	16
Income Tax Expense	43	53	52	49	197
EBITDA	337	398	415	515	1,665
Share-based Compensation	18	13	12	13	56
Restructuring & Realignment	15	29	11	36	91
Special Charges	16	13	7	21	57
Gain on joint venture remeasurement	—	—	—	(152)	(152)
Loss/(Gain) from sale of business	5	(1)	2	40	46
Adjusted EBITDA	391	452	447	473	1,763
Revenue	2,033	2,169	2,104	2,256	8,562
Adjusted EBITDA Margin	19.2%	20.8%	21.2%	21.0%	20.6%